Exhibit 99.1

Corporate Headquarters

70 East 55th Street, 9th Floor

New York, NY 10022

877.826.BLUE (2583)

www.bluerockre.com

PRESS RELEASE

For Immediate Release

BEMT Invests in 23Hundred at Berry Hill Development Project

Located in Nashville, Tennessee

New York, NY (November 7, 2012) – Bluerock Enhanced Multifamily Trust, Inc. (“BEMT”), announced today its investment in a 266-unit Class A multifamily development project in the Berry Hill/Melrose neighborhood of Nashville, Tennessee, through a joint venture with Stonehenge Real Estate Group. The project, known as 23Hundred at Berry Hill, is BEMT’s second investment in the thriving Nashville market.

Upon completion, which is slated for early 2014, the community will feature unique floorplans and many upscale amenities, including a saltwater pool, an outdoor grill area with firepit and cabanas, a state-of-the-art fitness club, and a rooftop lounge with billiards, bars and TVs.

“The property is located in very close proximity to Nashville’s Central Business District and is set squarely in the path of new expansion”, says James Babb, Bluerock Real Estate’s Chief Investment Officer.

“Nashville is among the country’s most dynamic markets, and growth in the downtown area has been explosive,” adds Babb, explaining Bluerock’s interest in the market. In addition to Nashville’s ranking among the nation’s top cities for job creation, Babb cites a 209% population increase downtown over the past decade that has transformed the market from suburban to urban and held vacancy rates to roughly 3.1%.

BEMT’s joint venture with Stonehenge is in keeping with Bluerock’s strategy, which is to invest with local owner operator partners who deliver significant market knowledge and proven execution capability. “Stonehenge has a keen ability to choose the right Nashville sites at the right time, and they have had particularly good success developing urban infill projects in the market,” says Babb. “This is a high quality asset both in terms of location and developer and, we believe, will be accretive based on our target return for the portfolio upon stabilization.”

Bluerock’s first investment with Stonehenge was Note 16, an 86-unit development on Music Row in Nashville. That property is scheduled for completion by year end 2012, and is currently pre-leasing.

BEMT is a publicly registered, non-traded real estate investment trust. For copies of BEMT’s public company filings, please visit the U.S. Securities and Exchange Commission’s website at www.sec.gov or the Company’s website at www.bluerockre.com/bemt.

About Bluerock Real Estate

Bluerock Real Estate is a national real estate investment firm headquartered in Manhattan, which was founded to provide institutional investments for individual investors. Bluerock principals have over 80 years aggregate experience and have transacted on over 30 million square feet and $6 billion in acquisitions, primarily on behalf of leading U.S. institutional investors. Bluerock currently focuses on acquiring, managing, and developing stabilized, value-added, and opportunistic multifamily and office properties throughout the United States.

Forward-looking Statements

This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to the investment in 23Hundered at Berry Hill, the statements related to the Nashville market including growth predictions and rankings, and Stonehenge’s capabilities within the Nashville Market. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the financial performance of future acquisitions, uncertainties relating to changes in general economic and real estate conditions; the impact of current and future regulation; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES.